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                                                                  EXHIBIT 10.29





                           PURCHASE AND SALE AGREEMENT




                                  by and among

                              200 CARILLON, L.L.C.,

                                   as Seller,



                       ECHELON INTERNATIONAL CORPORATION,

                                 as a Developer,



                                       and



                      CATALINA MARKETING SALES CORPORATION,

                                    as Buyer



                                October 21, 1999





                       Property: Pinellas County, Florida



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                                TABLE OF CONTENTS


1.  DEFINITIONS................................................................2

   1.1   DEAL TERMS AND DEADLINES..............................................2
   1.2   STANDARD DEFINED TERMS; DEVELOPMENT AGREEMENT TERMS...................3


2.  DEVELOPMENT, PURCHASE AND SALE.............................................3


3.  SELLER DELIVERABLES........................................................4

      A.    GEOTECHNICAL REPORT................................................4
      B.    ENVIRONMENTAL REPORT...............................................4
      C.    SURVEY.............................................................4
      D.    TITLE COMMITMENT...................................................4


4.  DESIGN AND CONSTRUCTION OF BUILDING AND IMPROVEMENTS.......................4

   4.1   DESIGN-BUILD TURNKEY PROJECT..........................................4

      A.    DEVELOPER ACKNOWLEDGMENT...........................................4

   4.2   PLANS AND SPECIFICATIONS FOR PROJECT..................................5

      A.    LEGAL REQUIREMENTS.................................................5
      B.    CERTIFICATIONS.....................................................5

   4.3   CLAIMS................................................................5

      A.    FORCE MAJEURE......................................................5
      B.    DUTY TO PROCEED/RESOLUTION.........................................5

   4.4   MISCELLANEOUS DESIGN/CONSTRUCTION ISSUES..............................6


5.  PURCHASE PRICE AND PAYMENT.................................................6

   5.1   PURCHASE PRICE........................................................6

      A.    LAND AND BASE BUILDING.............................................7
      B.    TENANT IMPROVEMENTS................................................7
      C.    FINANCING COSTS....................................................7
      D.    BUYER-DIRECTED CHANGE ORDERS.......................................8

   5.2   PAYMENT...............................................................8


6.  CONDITIONS TO CLOSING......................................................9

   6.1   BUYER'S OBLIGATION:  CONDITIONS PRECEDENT.............................9



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
      A.    ACCURACY OF REPRESENTATIONS........................................9
      B     ENVIRONMENTAL CONDITION............................................9
      C     TITLE AND SURVEY UPDATES...........................................9
         i. MARKED TITLE COMMITMENT............................................9
         ii. UPDATED SURVEY...................................................10
         iii. CURRENT UCC SEARCHES............................................10
      D.    ASSUMPTION OF LEASES..............................................10
      E.    OTHER CONDITIONS..................................................10

   6.2   SELLER'S OBLIGATION:  CONDITIONS PRECEDENT...........................10

      A.    ACCURACY OF REPRESENTATIONS.......................................10
      B.    OTHER CONDITIONS..................................................10

   6.3   NON-SATISFACTION OF CONDITIONS.......................................10


7.  CLOSING...................................................................11


8.  PRORATIONS, CREDITS, CLOSING COSTS, AND CLOSING DELIVERIES................11

   8.1   PRORATION ITEMS......................................................11

      A.    REAL ESTATE TAXES AND ASSESSMENTS.................................11
      B.    UTILITY EXPENSES AND PAYMENTS.....................................12
      C.    UTILITY DEPOSITS..................................................12

   8.2   CLOSING STATEMENT AND SCHEDULES......................................12
   8.3   REPRORATION AFTER CLOSING............................................12
   8.4   SELLER'S CLOSING COSTS...............................................13
   8.5   BUYER'S CLOSING COSTS................................................13

   8.6   SELLER'S DELIVERIES..................................................13

      A.    DEED..............................................................13
      B.    BILL OF SALE......................................................14
      C.    ASSIGNMENT OF WARRANTIES AND OTHER INTERESTS......................14
      D.    WARRANTY AND OTHER ESTOPPELS......................................14
      E.    DELIVERY OF KEYS AND PROPERTY DOCUMENTS...........................15
      F.    AFFIDAVIT OF TITLE................................................15
      G.    AFFIDAVIT OF TITLE................................................15


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
      H.    CLOSING STATEMENT.................................................15
      I. EVIDENCE OF AUTHORITY................................................15
      J. REAFFIRMATION........................................................16
      K.    COMPLIANCE WITH LAND USE REQUIREMENTS.............................16

         (i)   CERTIFICATE OF OCCUPANCY.......................................16
         (ii)  LAND USE AFFIDAVIT.............................................16
         (iii) ZONING LETTER..................................................16
         (iv)  ARCHITECT/ENGINEER CERTIFICATE.................................17
         (v)   CONTRACTOR CERTIFICATE.........................................17

      L.    TRANSFER OF PERMITS...............................................17
      M.    DEVELOPER'S WARRANTY..............................................17
      N.    OPERATIONS AND MAINTENANCE MANUALS................................17
      O.    LEASE TERMINATION AGREEMENT.......................................17
      P.    OTHER INSTRUMENTS.................................................17
      Q.    TITLE AND SURVEY UPDATES..........................................18
      R.    AS BUILT DRAWINGS.................................................18
      S.    ASSUMPTION OF LEASES..............................................18
      T.    OPTION AGREEMENT..................................................18
      U.    PROPERTY MANAGEMENT AGREEMENT.....................................18

   8.7   BUYER'S DELIVERIES...................................................18

      A.    NET PURCHASE PRICE................................................18
      B.    CLOSING DOCUMENT COUNTERPARTS.....................................18
      C.    LEASE TERMINATION AGREEMENT.......................................18
      D.    OTHER INSTRUMENTS.................................................19


9.  REPRESENTATIONS AND WARRANTIES............................................19

   9.1   SELLER'S REPRESENTATIONS AND WARRANTIES..............................19

      A.    TITLE TO REAL PROPERTY............................................19
      B.    TITLE TO PERSONAL PROPERTY........................................19
      C.    ORGANIZATION, POWER AND AUTHORITY.................................19
      D.    NO UNDISCLOSED CONTRACTS..........................................20
      E.    ACCURACY AND COMPLETENESS OF OTHER PROPERTY DOCUMENTS.............20


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
      F.    COMPLIANCE OF REAL PROPERTY AND IMPROVEMENTS......................20
      G.    FLOOD, WETLANDS AND OTHER DISTRICTS...............................20
      H.    ENVIRONMENTAL MATTERS.............................................20
      I.    TAXES AND ASSESSMENTS.............................................21
      J.    CONDEMNATION PROCEEDINGS..........................................21
      K.    LITIGATION PROCEEDINGS............................................21
      L.    BANKRUPTCY........................................................21
      M.    AVAILABILITY OF UTILITIES.........................................22
      N.    DISCLOSURE........................................................22

   9.2   REAFFIRMATION AT CLOSING.............................................22
   9.3   SURVIVAL.............................................................22
   9.4   REMEDIES PRIOR TO CLOSING............................................22
   9.5   REMEDIES AFTER CLOSING...............................................23
   9.6   BUYER'S REPRESENTATIONS AND WARRANTIES...............................24

      A.    ORGANIZATION, POWER AND AUTHORITY.................................24
      B.    NO BANKRUPTCY.....................................................24


10. SELLER'S COVENANTS........................................................24

   10.1     NO ALTERATION OF TITLE............................................24
   10.2     NO ALTERATION OF SITE CONDITIONS..................................25
   10.3     COMPLIANCE WITH LAWS, LEASES, CONTRACTS...........................25
   10.4     REPRESENTATIONS AND WARRANTIES....................................25
   10.5     PERSONAL PROPERTY.................................................25
   10.6     PERMITS AND ZONING................................................26


11. NOTICES...................................................................26


12. CASUALTY AND CONDEMNATION.................................................26

   12.1     CASUALTY..........................................................26

      A.    MAJOR CASUALTY....................................................26
      B.    MINOR CASUALTY....................................................27

   12.2     CONDEMNATION......................................................27

      A.    MAJOR CONDEMNATION................................................27


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
      B.    MINOR CONDEMNATION................................................28


13. ADVISORS..................................................................28


14. INDEMNITY.................................................................28

      A.    ENVIRONMENTAL INDEMNIFICATION.....................................29
      B.    MECHANIC'S LIENS..................................................30


15. DEFAULT...................................................................30

   15.1     BUYER DEFAULT.....................................................30
   15.2     SELLER DEFAULT....................................................30


16. GENERAL PROVISIONS........................................................31

   16.1     TERMINATION.......................................................31
   16.2     EXECUTION NECESSARY...............................................31
   16.3     COUNTERPARTS......................................................32
   16.4     SUCCESSORS AND ASSIGNS............................................32
   16.5     ENTIRE AGREEMENT..................................................33
   16.6     TIME IS OF THE ESSENCE............................................33
   16.7     GOVERNING LAW.....................................................33
   16.8     SURVIVAL..........................................................33
   16.8     FURTHER ASSURANCES................................................33
   16.10    EXCLUSIVE APPLICATION.............................................33
   16.11    PARTIAL INVALIDITY................................................34
   16.12    INTERPRETATION....................................................34

      A.    DEFINED TERMS.....................................................34
      B.    PRONOUNS..........................................................34

   16.13    WAIVER RIGHTS.....................................................34
   16.14    NO IMPLIED WAIVER.................................................35
   16.15    RIGHTS CUMULATIVE.................................................35
   16.16    ATTORNEY'S FEES...................................................35
   16.17    EXHIBITS AND SCHEDULES............................................35
   16.18    CONFIDENTIALITY...................................................36
   16.19    FACSIMILE AS WRITING..............................................36



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                          PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made and entered into as of October 21, 1999, by and between 200 CARILLON L.L.C., a Delaware limited liability company ("SELLER"), ECHELON INTERNATIONAL CORPORATION, a Florida corporation ("ECHELON INTERNATIONAL" or "DEVELOPER"), and CATALINA MARKETING SALES CORPORATION, a Delaware corporation ("BUYER").

                                R E C I T A L S:

         WHEREAS, Seller owns a certain tract or parcel of land described on EXHIBIT A, attached hereto and made a part hereof (the "LAND") containing approximately 6.29 acres, which Land was formerly owned by Gateway Joint Venture, a Florida general partnership ("GATEWAY"), of which Echelon International was a general partner; and

         WHEREAS, Gateway and Echelon International, together as Landlord, and Buyer as Tenant, entered into a Lease Agreement ("LEASE"), and Echelon International and Buyer entered into a Development Agreement ("LEASE DEVELOPMENT AGREEMENT"), both dated as of July 13, 1999, pertaining to the Land and Developer's obligations to design, construct and complete (or cause to be designed, constructed and completed) on the Land a five (5) story office building with approximately 142,857 rentable square feet (as measured by BOMA 1996 measurement standards for multi-tenant buildings), constructed of structural steel frame with an architectural pre-cast concrete exterior, with interior tenant improvements and surface and structured parking for approximately 670 automobiles (a ratio of approximately 4.7 spaces per 1,000 rentable square feet), and other amenities and improvements as hereinafter set forth, which development shall be known as the Catalina Marketing Building or such other name as may be selected by Buyer ("PROJECT" or "IMPROVEMENTS"); and

         WHEREAS, Seller and Buyer have agreed that upon Developer's completion of the Improvements, Seller and Developer shall sell to Buyer, and Buyer shall purchase from Seller and Developer, the Land and Improvements (together, the "Property") in accordance with the terms and provisions of this Agreement. In contemplation of the transaction governed hereby (the "TRANSACTION"), Buyer has also requested Developer to enter into an agreement substantially identical to the terms and conditions of the Lease Development Agreement ("SALE DEVELOPMENT AGREEMENT") to govern the rights, liabilities and obligations of Buyer and Developer with respect to the design and construction of the Improvements, which Sale Development Agreement shall conditionally control over and supersede the rights, terms and conditions of the Lease Development Agreement until such time that this Agreement (together with the Sale Development Agreement) is



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terminated, and Developer has agreed to enter into the Sale Development
Agreement subject to such terms and understandings; and

         WHEREAS, Seller and Echelon International are affiliated entities, and as an inducement to Buyer to purchase the Property, Seller has caused Echelon International to enter into the Sale Development Agreement with Buyer for the development of the Project, and the parties understand, conform, and agree that credits and other adjustments under the Sale Development Agreement will be adjustments to the Purchase Price paid to Seller hereunder; and

         WHEREAS, Buyer and Seller each acknowledge and agree that the terms and conditions of the Lease shall continue to run and be binding upon Buyer and Seller, even in the event of the termination of this Agreement for any reason whatsoever, until such time that the Transaction contemplated by this Agreement closes, whereupon Buyer, Developer and Seller shall cause the Lease (and the Lease Development Agreement) to be terminated;

         NOW, THEREFORE, for and in consideration of the promises, covenants, representations and warranties hereinafter set forth, the sum of One Hundred Dollars ($100.00) and other good and valuable consideration in hand paid by Seller and Developer to Buyer and by Buyer to Seller and Developer upon the execution of this Agreement, the receipt and sufficiency of which are hereby acknowledged by each of Seller, Developer, and Buyer, Buyer, Developer, and Seller hereby agree as follows:

         1. DEFINITIONS. Wherever used in this Agreement, the following terms shall have the meanings set forth below:

                  1.1      DEAL TERMS AND DEADLINES.

                           "ADVISOR" shall mean Cushman & Wakefield of Florida, Inc., which Advisor has been retained by Buyer.

                           "CLOSING DEADLINE" shall mean the date of February 7, 2001, subject to the same adjustments of time as are made to the Completion Deadline and the Substantial Completion Date.

                           "CLOSING DATE" shall mean the date selected by Developer upon no less than ten (10) days' prior notice to Buyer, but in no event later than sixty (60) days after the Substantial Completion of all construction of the Improvements in accordance with this Agreement and the Sale Development Agreement (including the receipt of certificates of occupancy from appropriate governmental authorities which permit occupation of the Improvements); in no event shall the Closing Date be after the Closing Deadline unless



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         extended by Buyer. Developer shall use commercially reasonable, good faith, diligent efforts to reduce the time between Substantial Completion and the Closing Date, including without limitation, satisfying all prerequisites to Closing as quickly as possible following Substantial Completion.

                           "COMPLETION DEADLINE" or "SUBSTANTIAL COMPLETION DATE" shall mean July 7, 2000, subject to adjustment of time as provided herein, in the Development Agreement, or as mutually agreed by Developer and Buyer.

                           "PROJECT BUDGET" shall mean the development and construction budget for the Property set forth on EXHIBIT B, as the same may be amended from time to time only in accordance with this Agreement.

                           "PROJECT NAME" shall mean Catalina Marketing
         Building.

                           "SALE DEVELOPMENT AGREEMENT" has the meaning set forth in Section 4 of this Agreement.

                           "PROPERTY" shall mean the Land and Improvements.

                           "TITLE COMPANY" shall mean Lawyers Title Insurance Company or such other title insurance company reasonable acceptable to Buyer to insure Buyer's title to the Real Property.

                  1.2 STANDARD DEFINED TERMS; DEVELOPMENT AGREEMENT TERMS. Other terms not defined herein shall have the meanings ascribed to such terms by the Sale Development Agreement. Such terms include, but are not limited to, "SUBSTANTIAL COMPLETION", "BASE BUILDING ARCHITECT", "BASE BUILDING CONTRACTOR", "COST OF CONSTRUCTION", "TENANT IMPROVEMENTS ARCHITECT", "TENANT IMPROVEMENTS CONTRACTOR", "BUYER DELAYS", "FINAL BASE BUILDING DESIGN", and "FINAL TI DESIGN".

         2. DEVELOPMENT, PURCHASE AND SALE. Developer agrees to develop the Property as described herein, and Seller agrees to sell, transfer and assign the Property to Buyer on the terms, conditions and provisions set forth in this Agreement. Upon completion of the development of the Property, as described below, Buyer agrees to purchase, accept and assume the Property on the terms, conditions and provisions set forth in this Agreement.

         3. SELLER DELIVERABLES. Buyer acknowledges that it has received from Seller copies of the following:

                           A.       GEOTECHNICAL REPORT. Subsurface
         investigation geotechnical reports.



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                           B.       ENVIRONMENTAL REPORT. Environmental reports
         including, but not limited to, the following documents prepared by Dames & Moore, dated July 30, 1999.

                           C. SURVEY. Survey of the Land, prepared by Polaris, Inc., bearing Job No. 001-236, last revision date August 26, 1999.

                           D. TITLE COMMITMENT. ALTA Commitment for Title Insurance, prepared by Lawyers Title Insurance Corporation, Commitment No. 99-06268 pertaining to the Real Property, dated September 1, 1999.

         4.       DESIGN AND CONSTRUCTION OF BUILDING AND IMPROVEMENTS.

                           4.1      DESIGN-BUILD TURNKEY PROJECT. To conform the
obligations of Buyer and Developer under the Lease Development Agreement to the Transaction contemplated by this Agreement, Buyer and Developer have entered into the development agreement attached hereto as EXHIBIT C (the "SALE DEVELOPMENT AGREEMENT"). The terms and conditions, rights and liabilities arising under the Sale Development Agreement shall control over and supersede the Lease Development Agreement until such time that this Agreement is terminated. Developer's use of separate entities to perform design and construction work in no way relieves Seller of its design/build delivery obligations.

                           A.       DEVELOPER ACKNOWLEDGMENT. Developer
         acknowledges its obligation to provide a complete and fully constructed Project on a turnkey delivery basis and that it is required to provide all items (labor, material, equipment) necessary to complete the Project. Omissions from the documents provided by Buyer to Developer or inadequate descriptions of details of the Project in such documents which are manifestly necessary or which are customarily performed, shall not release the Developer from performing such necessary or customary details of the Project. Developer acknowledges that the Project is a turnkey project and represents that it has experience with such project deliveries. Developer represents that it fully understands the general scope of work required to be performed.

         Developer further acknowledges its obligation to coordinate the design and construction work of each member of the Design and Construction Team so that all design details, plans, drawings and specifications adequately describe and depict the construction work. Buyer shall not be responsible for any changes, increased costs, claims or delays, except as expressly provided in the Sale Development Agreement. Buyer reserves the right to employ an architect and consultant of its own choosing to review all aspects of the Work under the Sale Development Agreement, including, but not limited to, the determination of Punchlist work.



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         4.2      PLANS AND SPECIFICATIONS FOR PROJECT.

                           A. LEGAL REQUIREMENTS. Developer shall be responsible for ensuring that the Base Building Conceptual Design and the Final Base Building Design (the "BASE BUILDING DESIGN DOCUMENTS") comply in all material respects with all applicable federal, state, and local laws, codes, ordinances, regulations and orders in effect at the date of the issuance of the permit for the construction of the Improvements, including, but not limited to, The Americans With Disabilities Act ("LEGAL REQUIREMENTS"), and with any Legal Requirements adopted subsequent to such date to the extent necessary to obtain final certificates of occupancy for the Improvements.

                           B. CERTIFICATIONS. Within five (5) days after receipt of the Final Base Building Design, Buyer may request certifications in the form of EXHIBIT D attached hereto from any or all members of the Design and Construction Team (or, where applicable, Developer's civil engineer). Developer shall use good faith, diligent efforts to cause the execution and delivery to Buyer of Certifications within twenty (20) days of Buyer's request.

                  4.3      CLAIMS

                           A. FORCE MAJEURE. The provisions of the Sale Development Agreement shall govern with respect to any and all claims by Developer (or any member of the Design and Construction Team) of Force Majeure delay, Buyer Delay, Buyer - Directed Change Orders, and any other demand or assertion by such parties seeking an adjustment to the Substantial Completion Date, the Outside Delay Date, or the Purchase Price (a "CLAIM").

                           B. DUTY TO PROCEED/RESOLUTION. Pending final resolution of a Claim, unless otherwise agreed to in writing, Developer shall proceed diligently with the design and construction of the Project.

                  4.4 MISCELLANEOUS DESIGN/CONSTRUCTION ISSUES. Buyer, in its sole discretion, shall have the right to require changes to the Tenant Improvement design documents. Subject to Developer's approval, which approval shall not be unreasonably withheld or delayed, Buyer shall have the right to direct changes to the final Base Building design documents, and to any aspect of the Project design and construction so long as such changes do not result in a cardinal change. Such changes shall only be valid if issued by Buyer in writing as a Buyer-directed change order (a "BUYER-DIRECTED CHANGE ORDER"). At Closing, Buyer will pay Developer any direct cost increases reasonably incurred as a result of a Buyer-Directed




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Change Order. In the event this Agreement is terminated prior to Closing, Buyer shall cause the Tenant under the Lease to pay such amount together with the rent payment next due and owing. To the extent such Buyer-Directed Change Order results in delay to critical path of the Detailed Critical Path Method Schedule, it shall constitute a "Buyer Delay" under the Sale Development Agreement.

Seller and Developer shall convey to Buyer all of their respective right, title and interest in and to the Final Base Building Design, including all copyrights thereto. Developer is entitled only to provide copies thereof to the Base Building Contractor (and such other Design and Construction Team members as necessary to cause the completion of the Improvements in accordance with this Agreement) as defined below for the sole purpose of constructing the Base Building.

After the Final Base Building Design has been approved by Buyer, Developer may not make any changes to it without Buyer's written approval, which approval may be given or withheld in Buyer's sole discretion (except that Developer shall be permitted to make changes not deemed to be material changes resulting from a governmental official's code interpretation without the Buyer's written approval).

In performing the Base Building construction work, Developer shall assume an agency role, on behalf of Buyer, and act in the best interests of Buyer in performing all Base Building-related work.

         5. PURCHASE PRICE AND PAYMENT. The Purchase Price, subject to the prorations and credits set forth herein, shall be due and payable as follows:

                  5.1 PURCHASE PRICE. The purchase price of the Property is as set forth herein, subject to adjustment for unused or unauthorized allowances. No costs, other than those set forth herein, shall be due and owing to Seller. Any Tenant Improvements Allowance not used or authorized by Buyer shall be deducted from the Purchase Price. The Purchase Price shall be deemed to include the Land and Base Building, the cost of the Tenant Improvements, Buyer-Directed Change Orders, all costs of managing the Tenant Improvements, all costs of financing inclusive of lender's fees, appraisal, interest rate fluctuations, lender engineering review, and all other related costs.

                           A. LAND AND BASE BUILDING. Buyer shall pay Seller a lump sum, fixed price of Twenty Four Million Five Hundred Thousand Five Hundred Eighty Three and No/100 Dollars ($24,500,583.00) for the Land, and the design, construction and completion of the Base Building and all Base Building Systems. Except to the extent expressly provided elsewhere, this price includes all costs associated therewith including, but not limited to (1) all Land acquisition costs, (2) all environmental, soil, geotechnical investigations and reports, (3) all architect fees and design work, (4) all



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         permits, licenses, and insurance (including, without limitation,
         Buyer's owner's policy of title insurance, to be issued at closing, in the amount of the purchase price), (5) general and administrative overhead, (6) profit, (7) the Base Building construction work and Building Systems, (8) a reduction of $290,000.00 as consideration for Buyer's execution of the Property Management Agreement described in
         Section 8.6U below, and (9) all other obligations under this Agreement.

                           B. TENANT IMPROVEMENTS. As part of the Purchase Price, Buyer shall pay Seller for the Tenant Improvement Work as follows: the cost to design and construct all Tenant Improvement Work calculated in accordance with Section 9 of the Sale Development Agreement, management fee equal to 3.5% of the total cost to design and construct the Tenant Improvements ("MANAGEMENT FEE"); actual out-of-pocket interest costs paid by Developer in connection with that portion of the Cost of Construction, if any, incurred after disbursement of the entire Tenant Improvement Allowance; and the Tenant Improvement Contractor Mark-Up as set forth herein. Provided, however, that Seller shall provide Buyer with a Tenant Improvements Allowance in an amount of Three Million Eight Hundred Fifty Seven Thousand One Hundred Thirty Nine and No/100 Dollars ($3,857,139.00) ("TENANT IMPROVEMENTS ALLOWANCE"). Developer shall act as Buyer's agent in managing the Tenant Improvements and processing invoices for the Tenant Improvement Architect and the Tenant Improvements Contractor, and Buyer shall compensate Seller with the Management Fee for such services.

                           C. FINANCING COSTS. Developer shall provide all project financing through the turnover of the Project up to and including Closing. Except as provided in Section 5.1B above, Seller and Developer acknowledge and represent that the lump sum, fixed price stated above is the sole and exclusive compensation for all financing costs including, but not limited to, lenders fees, appraisal costs, interest rate fluctuation, lender engineering review, and all other costs and risks of increased costs associated with project financing.

                           D. BUYER-DIRECTED CHANGE ORDERS. As part of the Purchase Price, Buyer shall pay Seller any direct cost increases (netted out against any direct cost reductions resulting from Buyer-Directed Change Orders) reasonably incurred by Developer as a result of Buyer-Directed Change Orders.

                  5.2 PAYMENT. At Closing, Buyer shall pay to Seller the Purchase Price, subject to the credits, prorations and adjustments set forth herein, in cash by federal reserve bank wire transfer to such account and bank as Seller shall



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designate in writing to Buyer at or prior to Closing to be confirmed received in
Seller's account on or before 12:00 Noon, Tampa, Florida time on the Closing Date, or, if no such notice is delivered by Seller to Buyer, by Federal Reserve Funds check drawn for value received on an account in the metropolitan area in which the Closing is to take place and dated no earlier than the day prior to the Closing Date. Seller shall deliver to Buyer wire instructions at least 48 hours prior to closing. In addition, the amount of liquidated delay damages owed to Buyer may be withheld.

         At Closing only minor Punchlist items shall remain, none of which shall materially affect Buyer's ability to use any portion of the Improvements for its intended uses. Two Hundred Percent (200%) of the value of the uncompleted work on the Punchlist shall be escrowed at Closing. Developer shall have forty-five
(45) days after issuance of the Punchlist to complete the Punchlist Work (except those items which reasonably require more than 45 days to complete, shall be completed in diligent fashion, but no later than 120 days after the date the Punchlist is issued). At the end of such cure period, Buyer shall pay Seller the funds retained for the Punchlist Work performed (being the funds equal to 200% of the value of the previously uncompleted work) and Seller shall forfeit the remaining withheld funds for Punchlist Work not performed or completed, unless Developer in good faith disputes Buyer's rejection of Punchlist Work, in which event such funds shall continue to remain in escrow pending resolution of such dispute.

         The parties expressly agree that if issuance of a final occupancy permit is delayed, but that all other requirements for Substantial Completion have been met (including without limitation that Buyer may occupy the Real Property for the use for which it is intended under a temporary certificate of occupancy), and Buyer has no reason to believe that the final occupancy permit will not promptly issue upon completion of the Punchlist items, then the Closing shall nevertheless proceed; provided that Developer's obligations under this Agreement and the Sale Development Agreement to complete the Project and deliver a final, unconditional certificate of occupancy, shall survive closing and be in full force and effect. The sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) shall be deducted from the Purchase Price to be paid to Seller at Closing and escrowed at Closing until issuance of the final occupancy certificate.

         6.       CONDITIONS TO CLOSING.

                  6.1 BUYER'S OBLIGATION: CONDITIONS PRECEDENT. The obligation of the Buyer to consummate the Closing hereunder shall be subject to the satisfaction at or prior to Closing of the following conditions precedent:

                           A.       ACCURACY OF REPRESENTATIONS. All of the
warranties and representations of Seller and Developer contained in this Agreement shall be true in all material respects, in each case as of the date of this Agreement and as of the Closing Date except (i) for changes specifically permitted by this Agreement and (ii) for those representations and warranties which expressly address matters only as of a particular date, which representations and warranties shall remain true and correct in all material respects as of such date.

                           B.       ENVIRONMENTAL CONDITION. On the Closing
Date, the Property shall be free of any and all Hazardous Substances either within the Improvements or on or under the surface of the Property, except for Hazardous Substances used in the ordinary course of Seller's construction in strict compliance with all Environmental Laws.

                           C.       TITLE AND SURVEY UPDATES. At the time of
Closing, Seller shall possess title to the Real Property free and clear of all encumbrances except for the Permitted Title Exceptions. In addition, at time of Closing, Seller shall have delivered, or cause to be delivered to Buyer:

                                    i.       MARKED TITLE COMMITMENT. A "marked"
         Title Commitment, endorsed by the Title Company to (i) remove all references to payment of premium and charges for the policy and all references to expiration of the Title Commitment; (ii) indicate that all requirements to be performed on the part of Seller or others have been satisfied; (iii) delete any general survey exception (and replace with a reference to the specific matters shown on the Survey, as updated by Buyer), any exception relating to rights of parties in possession, and easements, liens, taxes or assessments not shown by the public records; and (iv) delete any exception for any matters first appearing of record after the date of the Commitment and prior to the effective date of the final policy;

                                    ii.      UPDATED SURVEY. An "as-built"
         Survey showing no matters which are not Permitted Title Exceptions.

                                    iii.     CURRENT UCC SEARCHES. All
         applicable UCC searches, dated no more than thirty (30) days prior to Closing, showing no matters which are not Permitted Title Exceptions (except for liens securing construction financing to be satisfied at Closing).

                           D.       ASSUMPTION OF LEASES. On or before
Substantial Completion and effective on the earlier of the commencement of the Lease Term or Closing, Echelon Gateway, Inc. shall have assumed the existing leasehold obligations at these certain two facilities of Buyer located on Ninth Street, St. Petersburg, Florida, which assumption shall be guaranteed by Echelon International or the Assignee (as defined in Section 16.4, below), and Echelon International shall have fully cooperated with Buyer in Buyer's efforts to obtain all required landlord and other consents in connection therewith. Echelon

International's obligation to cooperate shall not include any obligation to pay money or other consideration to obtain such consents.

                           E.       OTHER CONDITIONS. Seller and Developer shall
comply with all other conditions to closing set forth elsewhere in this Agreement.

                  6.2 SELLER'S OBLIGATION: CONDITIONS PRECEDENT. The obligation of Seller to consummate the Closing hereunder shall be subject to the satisfaction at or prior to Closing of the following conditions precedent:

                           A.       ACCURACY OF REPRESENTATIONS. All of the
warranties and representations of Buyer contained in this Agreement shall be true in all material respects, in each case of the date of this Agreement and as of the Closing Date except (i) for changes specifically permitted by this Agreement and (ii) for those representations and warranties which expressly address matters only as of a particular date, which representations and warranties shall remain true and correct in all material respects as of such date.

                           B.       OTHER CONDITIONS. Buyer shall comply with
all other conditions to closing set forth elsewhere in this Agreement.

                  6.3 NON-SATISFACTION OF CONDITIONS. If any condition set forth in this Section 6 is not satisfied as of the date specified for satisfaction, the party whose obligation to close is conditioned thereon may either (a) waive satisfaction of such condition and proceed to Closing; (b) following notice of such unsatisfied condition the other party's failure to satisfy such condition within fifteen (15) days after such notice, elect to terminate this Agreement and the Sale Development Agreement; or (c) if appropriate or applicable, declare that the failure of such condition to be a default by the other party, and, in the event of the failure of Subsections 6.1.A or 6.2.A, proceed in accordance with Section 9.4 or 9.5 hereof as applicable, or in the event of the failure of any other condition, proceed in accordance with the applicable provisions of Section 15.

         7. CLOSING. Closing shall be held at 9:00 a.m. local Tampa, Florida time, on the Closing Date at the offices of Holland & Knight LLP, 400 North Ashley, Suite 2300, Tampa, Florida 33602. Seller, Developer, and Buyer shall conduct a "pre-closing" on the day preceding the Closing Date, in order to finalize and execute (but not deliver, pending the Closing) the documents to be executed and delivered at Closing. At Closing, Seller and Developer shall deliver to Buyer the items required of such person as elsewhere set forth herein and Buyer shall deliver to Seller the Purchase Price and the other items required of Buyer as elsewhere set forth herein. Seller shall deliver possession of the Property, subject only to Permitted Title Exceptions, to Buyer at the time of Closing. The parties agree to execute and deliver into escrow the day prior to the Closing Date all documents required for

Closing with funding and release of the escrow to occur on the Closing Date. If the Transaction is not closed on or before the Closing Deadline, then either Seller or Buyer may terminate this Agreement by written notice to the other party; provided, however, that neither party shall have the right to terminate this Agreement if the Closing has not occurred by the Closing Deadline as a result of the default of the party seeking to terminate.

         8.       PRORATIONS, CREDITS, CLOSING COSTS, AND CLOSING DELIVERIES.

                  8.1 PRORATION ITEMS. In each such proration set forth below, the portion thereof allocable to periods beginning as of the Closing Proration Time shall be credited to Buyer, or charged to Buyer, as applicable, and the portion thereof allocable to periods ending as of the Closing Proration Time shall be credited to Seller, or charged to Seller, as applicable, all of which prorations shall be made at Closing or, in the case of allocations to be made after Closing, upon receipt of such payments or payment of such expenses. The following items shall be prorated between Buyer and Seller or credited to Buyer or Seller:

                           A. REAL ESTATE TAXES AND ASSESSMENTS. All ad valorem real estate taxes, personal property taxes, and Carillon Property Owners Association assessments with respect to the Property for the current calendar year shall be prorated as of the Closing Proration Time, with due allowance for the full discount, as provided by law. Seller shall pay all installments for all certified and confirmed assessments levied upon the Property prior to Closing. In the event that tax bills for the current year's taxes are not available on the Closing Date, taxes shall be prorated based upon the tax bills for the previous year, or, if available, based upon the current assessed valuation and current millage rates, and, in such event, Seller and Buyer shall reprorate the taxes when actual tax bills for the current year are available.

                           B. UTILITY EXPENSES AND PAYMENTS. Water, sewer, gas, waste fee, fire protection, electric and all other utility expenses and payments due or made with respect to the Property shall be prorated as of the Closing Proration Time, based upon the utility bills for the preceding period. Unless sooner transferred under the Lease, all such utility accounts shall be transferred to new accounts in Buyer's name or in the name of Buyer's designated management agent as of the Closing Date. Seller shall cooperate with Buyer's efforts to transfer such accounts and continue uninterrupted utility service to the Property.

                           C. UTILITY DEPOSITS. Seller shall receive a credit at Closing for the amount of any utility deposits made by Seller and which deposits are transferred to Buyer at Closing and are documented to Buyer by the holder thereof.

                  8.2      CLOSING STATEMENT AND SCHEDULES. On or before five
(5) days prior to the Closing Date, Buyer shall prepare and deliver to Seller a draft Closing Statement for the Transaction, and Seller shall deliver to Buyer a current schedule of the items and amounts to be prorated or credited as set forth in this Section 8, including, but not limited to, ad valorem real estate taxes and assessments (together with copies of the current or most recent bills), all water, sewer, gas, waste fee, fire protection, electric and all other utility expenses and payments (together with copies of the current or most recent bills), and any utility deposits.

                  8.3 REPRORATION AFTER CLOSING. The provisions of this Paragraph shall survive the Closing. In the event that the actual amounts of any of the aforesaid proration items are unavailable as of the Closing Date, then such proration shall be made on the basis of an amount reasonably estimated by Buyer and Seller at Closing and Buyer and Seller shall thereupon reprorate such items at such times as the exact amounts for such proration items become available (but such prorations will be made within one year after the Closing Date or upon such earlier date as the exact amounts for such proration become available); provided however, that no reproration adjustment shall be made if the net amount due is $100 or less.

                  8.4 SELLER'S CLOSING COSTS. Seller shall pay all costs and expenses in connection with: any transfer, stamp or recording tax due in connection with the Transaction, all reasonable title examinations and promulgated premiums for owner's title insurance, one-half of any escrow agent fees (if any are charged in connection with this Transaction), and the fees and expenses of Seller's attorneys. Seller shall also be responsible for all brokerage fees, including fees owed to Cushman & Wakefield of Florida, Inc. and in connection therewith, Seller agrees to indemnify Buyer against any and all claims for brokerage fees that arise by and/or through Seller from any other entity.

                  8.5 BUYER'S CLOSING COSTS. Buyer shall pay for all recording charges due on recordation of any documents executed in connection with the Transaction, for the Surveys (other than the Survey previously delivered by Seller to Buyer), and one-half of any escrow agent fees and the fees and expenses of Buyer's attorneys.

                  8.6 SELLER'S DELIVERIES. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following (which, as to documents to be executed by Seller or members, affiliates, or subsidiaries of Seller, shall be duly executed and delivered):

                           A. DEED. A Special Warranty Deed in the form of EXHIBIT E, containing the following:

                  "For the period ending twenty (20) years following the date of the Deed: (i) The development, use and occupation of the Real Property, and any portion thereof, shall be limited to general office uses and related uses (including, without limitation, training facilities, cafeteria, testing facilities, printing and copying facilities, and software and hardware development and assembly), (ii) all improvements located on the Real Property shall not exceed in the aggregate a maximum building area of 150,000 square feet of gross buildable area (as such area may be increased by grantee's exercise of its expansion option evidenced by that certain option agreement recorded of even date); and (iii) maximum parking density located on the Real Property shall not exceed five (5) parking spaces per 1000 square feet of gross buildable area actually constructed (collectively, the "Restrictions"). The Restrictions shall be binding on Buyer, its successors, successors-in-title and assigns and its and their tenants, agents, employees, guests and invitees, and shall run with the Real Property for a period of twenty (20) years following the Date of the Deed. The Restrictions are for the benefit of, and may be modified or waived by an instrument executed solely by the owner of the Real Property or portion thereof and by the grantor under the deed or its successors or assigns, and in the event of any violation or threatened violation by any owner, tenant, occupant, or other person or entity having an interest in any portion of the Real Property of any of the foregoing terms, covenants, or Restrictions, then, in addition to all other remedies provided in the deed or available by law or in equity, the grantor or its successors or assigns shall have the right to enjoin such violation or threatened violation."

                           B. BILL OF SALE. A Bill of Sale (with a limited warranty of title from Seller and Developer), in the form of EXHIBIT F, subject only to the Permitted Title Exceptions, to which shall be attached a current inventory of all Personal Property, if any, owned by Seller or Developer and used solely in connection with the Real Property or the operation thereof.

                           C.       ASSIGNMENT OF WARRANTIES AND OTHER
         INTERESTS. An Assignment and Assumption of Warranties and Other Interests from Seller and Developer, in the form of EXHIBIT "G" (the "ASSIGNMENT OF WARRANTIES AND INTERESTS") with respect to Seller's and Developer's interests in Warranties and Other Interests to be assigned at Closing or which will be binding on Buyer or the Property, reserving unto Seller or Developer, as appropriate, the non-exclusive right to pursue claims under the Warranties and Other Interests for incomplete or defective work or materials, to the extent that a claim is made against such person under the one-year warranty in favor of Buyer or for defective or incomplete work or materials that may be described on Buyer's Punchlist.

                           D. WARRANTY AND OTHER ESTOPPELS. Developer shall use good faith efforts to deliver to Buyer at or prior to Closing
         (i) estoppel certificates executed by Base Building Contractor, Tenant Improvement Contractor and their respective mechanical, electrical, plumbing subcontractors, and the roofing manufacturer, which estoppel certificates shall be substantially in the form of EXHIBIT H (a "WARRANTY ESTOPPEL"), and (ii) such other estoppel certificates requested by Buyer, in a form and substance approved by Buyer, in connection with covenants, conditions and restrictions, reciprocal easement agreements encumbering the Property and other contracts to be assumed by Buyer (a "COVENANT ESTOPPEL"). Notwithstanding anything herein to the contrary, in the event Developer is unable to obtain a Covenant Estoppel from the third party from whom such Estoppel has been requested, Developer may, at Developer's election, satisfy the requirement of this Paragraph D by delivering a Developer's Estoppel to Buyer in lieu of an estoppel signed by such third party.

                           E. DELIVERY OF KEYS AND PROPERTY DOCUMENTS. The Property Documents and all keys to the Property or any portion thereof.

                           F. NON-FOREIGN AFFIDAVIT. A certificate in the form of EXHIBIT I with respect to Section 1445 of the Internal Revenue Code stating whether or not Seller is a foreign person as defined in said Section 1445 and applicable regulations thereunder. Seller shall otherwise comply with all requirements under Section 1445 of the Internal Revenue Code and related provisions with respect to sales of real property.

                           G. AFFIDAVIT OF TITLE. An Affidavit of Title with respect to liens and title matters in substantially the form of EXHIBIT J or otherwise as may be reasonably required by the Title Company.

                           H. CLOSING STATEMENT. A Closing Statement (the "CLOSING STATEMENT") which shall, among other items, set forth the Purchase Price, all credits against the Purchase Price, the amounts of all prorations and other adjustments to the Purchase Price and all disbursements made at Closing on behalf of Buyer and Seller.

                           I. EVIDENCE OF AUTHORITY. Evidence that Seller and Developer have the requisite power and authority to execute and deliver, and perform under, this Agreement and all documents to be signed by such persons in connection herewith, including, but not limited to, the following: (i) if such person (or any general partner or member thereof) is a limited liability company, a certificate duly executed by the members and managers of the company with respect to the offices or titles held by the persons who at Closing execute documents on behalf of such company and a certificate (duly certified by the members and managers of such company) with respect to the resolution of the members and managers of such company authorizing the company to enter into this Transaction, which certificate shall also recite that the resolution has been duly and unanimously adopted by the company and remains in full force and effect; (ii) if such person (or any general partner or member thereof) is a corporation, an incumbency certificate duly executed by the secretary or assistant secretary of the corporation with respect to the offices held by the persons who at Closing execute documents on behalf of such corporation and a certificate (duly certified by the secretary or assistant secretary of such corporation) with respect to the resolution of the Board of Directors of such corporation authorizing the corporation to enter into this Transaction, which certificate shall also recite that the resolution has been duly and unanimously adopted by the Board of Directors and remains in full force and effect; and (iii) if such person (or any general partner or member thereof) is a partnership, such person shall deliver to Buyer a certified copy of the partnership agreement and partnership certificate, together with all amendments and modifications thereof, of any partnership which is the person or a general partner of the person, together with duly executed and delivered consents of the partners thereof with respect to the Transaction, to the extent such consents are or may be necessary under such agreements.

                           J. REAFFIRMATION. A reaffirmation of the representations, warranties and covenants set forth in Section 9 hereof in the form of EXHIBIT K and made a part hereof, subject to the limitations on survival as provided hereinafter; and in the event a change in facts and circumstances requires a change in any such representation or warranty, the certificate shall specify any such changes in reasonable detail.

                           K. COMPLIANCE WITH LAND USE REQUIREMENTS. The originals (or, to the extent originals are not available, copies) of all of the Land Use Compliance Documents, to the extent in Seller's or Developer's possession and not theretofore delivered to Buyer. Seller and Developer shall use commercially reasonable efforts to obtain the following items prior to Closing, all of which shall be subject to the reasonable approval of Buyer in all respects (collectively referred to as the "LAND USE COMPLIANCE DOCUMENTS"):

                                    (i)      CERTIFICATE OF OCCUPANCY. Final
                  certificate of
                  completion and occupancy (as applicable) from the governmental authorities administering compliance with Land Use Requirements which permits occupancy of the Improvements. To the extent only conditional certificates of completion or occupancy (as applicable) are available as of the Closing Date, Developer shall deliver to Buyer final certificates of completion or occupancy (as applicable), as and when the same are issued.

                                    (ii)     LAND USE AFFIDAVIT. An affidavit
                  from officers of Developer familiar with the Property in the form of EXHIBIT L, stating that to such persons' Knowledge all of the Property and Improvements comply with all Land Use Requirements.

                                    (iii)    ZONING LETTER. Certificates of
                  compliance, in the form of EXHIBIT M, or such other form as customarily delivered by the governmental agency having jurisdiction thereover.

                                    (iv)     ARCHITECT/ENGINEER CERTIFICATE. A
                  certificate from an architect and an engineer (if Developer has employed an engineer with respect to the Property) licensed to practice in the State in which the Property is located in the form of EXHIBIT N.

                                    (v)      CONTRACTOR CERTIFICATE. A
                  certificate from both the Base Building Contractor and the Tenant Improvement Contractor, in the form of EXHIBIT O.

         Land Use Compliance Documents submitted to Buyer prior to execution of this Agreement shall be updated to a date not earlier than forty five
         (45) days prior to Closing.

                           L.       TRANSFER OF PERMITS. If applicable, Seller
and Developer shall execute all applications and instruments required in connection with the transfer of all Permits, to the extent transferable, and to the extent applicable to the Real Property, only, in order to transfer the benefits of each such Permit to the Buyer. To the extent any Permit pertains to land in addition to the Real Property, Seller or Developer, as appropriate, shall use commercially reasonable efforts to obtain a modification of such Permit, in form and substance reasonably acceptable to Buyer or as otherwise mandated by the agency issuing the permit, running solely to the Real Property.

                           M.       DEVELOPER'S WARRANTY. At Closing, Developer
shall execute and deliver to Buyer a warranty in the form of EXHIBIT P attached hereto and made a part hereof, which warranty shall warrant and guarantee the Improvements for a period of one (1) year from the date of Closing.

                           N. OPERATIONS AND MAINTENANCE MANUALS. At closing, Seller or Developer shall deliver three (3) bound copies of the Operations and Maintenance Manuals for all major items in the Building, including systems and equipment, and the originals of all manufacturers', suppliers' and other third party warranties and guarantees for any Project item.

                           O. LEASE TERMINATION AGREEMENT At Closing Developer shall execute, and cause Gateway Joint Venture to execute, an agreement terminating the Lease and the Lease Development Agreement.

                           P. OTHER INSTRUMENTS Such other instruments or documents as may be reasonably requested by Buyer or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement (which funds, instruments or documents shall be subject to Seller's or Developer's prior approval thereof, as appropriate, which approval shall not be unreasonably withheld or delayed).

                           Q.       TITLE AND SURVEY UPDATES. Updates of the
Title Commitment and survey in accordance with Section of 6.3A.

                           R.       AS BUILT DRAWINGS. All as-built drawings for
the Base Building and the Tenant Improvements.

                           S.       ASSUMPTION OF LEASES. The Assumption of
Leases in the form of EXHIBIT Q.

                           T.       RESTRICTION MODIFICATION OPTION AGREEMENT.
An agreement granting Buyer or its successors or assigns the option to purchase the right to construct up to 100,000 square feet of additional development on the Property at the price of $12.00 per square foot, which agreement shall be in the form provided by Developer and reasonably acceptable to Buyer.

                           U.       PROPERTY MANAGEMENT AGREEMENT. A property
management agreement providing for Developer's management of the Property with service commensurate with other Class "A" office buildings in the Gateway/Westshore office markets, for a term of five (5) years, noncancellable absent cause, for a fee of Ninety Thousand and No/100 Dollars ($90,000.00) for the first year, increasing three percent (3%) per year, otherwise in form and substance satisfactory to Seller, Developer, and Buyer.

                  8.7 BUYER'S DELIVERIES. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                           A. NET PURCHASE PRICE. The Purchase Price due at Closing under this Agreement, subject to the right to withhold monies for Punchlist Work and liquidated delay damages as provided in
         Section 4 of this Agreement or the Sale Development Agreement.

                           B. CLOSING DOCUMENT COUNTERPARTS. Executed counterparts of the Closing Statement.

                           C. LEASE TERMINATION AGREEMENT. Buyer shall execute an agreement terminating the Lease and Lease Development Agreement.

                           D. OTHER INSTRUMENTS. Such other funds, instruments or documents as may be reasonably requested by Seller, Developer, or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement (which funds, instruments or documents shall be subject to Buyer's prior approval thereof, which approval shall not be unreasonably withheld or delayed).

         9.       REPRESENTATIONS AND WARRANTIES.

                  9.1 SELLER'S AND DEVELOPER'S REPRESENTATIONS AND WARRANTIES. Seller and Developer, as of the date of the execution of this Agreement by such person (or such other date as may be specified hereinafter), and as of Closing, represent and warrant to Buyer, and covenant with Buyer, subject to the matters on the Representation Exception Schedule, as follows:

                           A. TITLE TO REAL PROPERTY. To Seller's and Developer's Knowledge, there are no other encumbrances to the title of the Real Property other than the Lease and other than as described in the Title Commitment.

                           B. TITLE TO PERSONAL PROPERTY. Seller or Developer is the owner of the Personal Property free and clear of all encumbrances except for the Permitted Title Exceptions.

                           C. ORGANIZATION, POWER AND AUTHORITY. Echelon International is a Florida corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. 200 Carillon L.L.C. is a Florida limited liability company, duly organized, validly existing and in good standing under the laws of the State of Florida. Each of Seller and Developer has the full power and authority to enter into and perform this Agreement, and the execution, delivery and performance of this Agreement by such persons (i) has been duly and validly authorized by all necessary action on the part of such persons, (ii) does not conflict with or result in a violation of such person's articles of organization (or by-laws), or any judgment, order or decree of any court or arbiter in any proceeding to which such person is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which such person is bound or to which it is a party. This Agreement is the valid and legally binding obligation of Seller and Developer enforceable in accordance with its terms.

                           D. NO UNDISCLOSED CONTRACTS. As of Closing, there shall be no management, real estate, leasing or rental commission, service, maintenance, employment, union or other service contracts of any kind or description in existence relating to the Property and binding on Buyer, except for service contracts for elevators and other necessary services under terms reasonably acceptable to Buyer.

                           E. ACCURACY AND COMPLETENESS OF OTHER PROPERTY DOCUMENTS. Developer has furnished Buyer with complete copies of the following documents: (1) soils reports, and (2) geotechnical report dated May 21, 1999, prepared by Ardaman & Associates, Inc. ("Property Documents"), and all modifications, additions and deletions to any of the foregoing; with respect to each, to Seller's or Developer's Knowledge they have not been changed, further assigned or further amended except for amendments, if any, copies of which have been provided to Buyer.

                           F.       COMPLIANCE OF REAL PROPERTY AND
         IMPROVEMENTS. The Property is in compliance in all material respects with all existing fire, health, building, handicapped persons, environmental, sanitation, use and occupancy or zoning laws and all other Legal Requirements applicable to the Property. Developer has obtained all Permits required for the construction of the Improvements. The Property is not dependent upon any other parcel of real property for parking or open space in compliance with any code, law, ordinance, statute, rule or regulation. The Improvements, when completed, will require no more than 660 parking spaces in order to meet all parking requirements of the governmental authority having jurisdiction over the Property.

                           G. FLOOD, WETLANDS AND OTHER DISTRICTS. The Land (i) lies within special flood hazard areas "A" and "V" as determined by the United States Department of Housing and Urban Development and FEMA, and (ii) does not contain a wetlands area as determined by the Army Corps of Engineers, or any other area or designation by any other governmental or quasi-governmental authority as an area subject to environmental, archeological or other regulation that would materially affect the current or proposed use of the Property.

                           H. ENVIRONMENTAL MATTERS. Developer has delivered to Buyer a copy of that certain Environmental Report performed by Dames & Moore dated July 30, 1999 (the "ENVIRONMENTAL REPORTS"). There are no existing violations of federal, state or local laws, regulations, ordinances or orders related to environmental matters relating to the ownership, use, condition, or operation of the Real Property. No written or oral notice from any court or governmental agency, official or instrumentality, of any alleged violation of any ordinance, law, decree, order, code, or governmental rule or regulation relating to environmental matters has been filed or communicated to Seller with respect to the ownership, use, condition, or operation of the Real Property or any part thereof. No release, discharge, spillage or disposal of any Hazardous Substance has occurred or is occurring on the Real Property and no soil or water in or under any of the Real Property has been contaminated by any Hazardous Substance (except for contamination which may occur during construction but which has been fully remediated in accordance with all Legal Requirements prior to Closing).

                           I. TAXES AND ASSESSMENTS. The Property is separately assessed for real property tax assessment purposes and is not combined with any other real property for such tax assessment purposes. Seller has received no written notice of any contemplated or actual re-assessments of the Property or any part thereof for general real estate tax purposes. To Seller's or Developer's Knowledge, no assessments for public improvements, impact fees or similar exactions have been made against the Property which remain unpaid as of Closing.

                           J. CONDEMNATION PROCEEDINGS. There are no pending or threatened Condemnation Proceedings which would affect the Property, or any part thereof.

                           K. LITIGATION PROCEEDINGS. There are no judgments unsatisfied against Seller or the Property or consent decrees or injunctions to which the Property is subject, and there is no litigation, claim or proceeding pending or, to Seller's or Developer's Knowledge, threatened against or relating to the Property, nor does Seller or Developer know of any basis for any such action or of any governmental investigation relative to the Property. Seller and Developer have no knowledge of the existence of criminal investigation concerning Seller or Developer which will have a material adverse affect on its ability to perform under this Agreement, the Property or the use and operation of the Property.

                           L. BANKRUPTCY. Neither Seller nor Developer have

         (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, (C) made an assignment for the benefit of creditors.

                           M. AVAILABILITY OF UTILITIES. As of Closing, all public utilities (sanitary sewer, storm sewer, electricity, water and telephone) required for the operation of the proposed Improvements to the Property will be installed and operating, and all installation and connection charges and all tap-on, permit or other fees required as a precondition to such utility service will be paid in full. Neither Seller nor Developer have received any notice of a claim with respect to storm water flow from any owner of adjacent property or otherwise. All such public utilities either enter the Land through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid and recorded public easements or private easements which will inure to the benefit of Buyer.

                           N. DISCLOSURE. No statement, warranty or representation by Seller or Developer herein contains an untrue statement of material fact, or omits to state a true statement of material fact necessary in order to make such statement, warranty or representation not misleading in light of the circumstances under which such statement, warranty or representation is made.

                  9.2 REAFFIRMATION AT CLOSING. All of the foregoing representations, warranties and covenants of Seller and Developer shall be reaffirmed by such persons in writing at Closing subject to the Survival Period, to the extent the facts and circumstances in existence as of Closing permit such reaffirmation, and in the event a change in facts and circumstances requires a change in any such representation or warranty, the certificate shall specify any such changes in reasonable detail.

                  9.3 SURVIVAL. The representations, warranties and covenants set forth above shall survive Closing hereunder for a period of one
(1) year (the "SURVIVAL PERIOD"), provided claims are asserted against Seller or Developer within such one (1) year period.

                  9.4 REMEDIES PRIOR TO CLOSING. If it is determined at any time prior to Closing that any of the foregoing representations and warranties of Seller or Developer were not accurate in any material respect either as of the date made or as of the Closing Date, then, unless Seller or Developer cures such inaccuracy to Buyer's reasonable satisfaction (by paying money and performing any act or acts necessary to do so) on or before thirty (30) days after written notice from Buyer to Seller or Developer of such inaccuracy (but in no event later than the Closing Deadline), then Buyer shall elect either of the following remedies, which shall be Buyer's sole and exclusive remedies: (i) the Purchase Price shall be reduced by an amount equal to the cost to cure the impact of such inaccuracy, or if not curable, equal to the diminution in the Property's value resulting from such inaccuracy, as determined by: (a) mutual agreement of Buyer, Seller, and Developer, or (b) if Buyer and Seller fail to agree within ten (10) days after notice from one party to the other of such inaccuracy of any representation or warranty, by arbitration in accordance with Section 13 of the Sales Development Agreement, except that the "ADR Arbiter" shall be a Florida certified appraiser who is a member of the Appraisal Institute, with at least ten (10) years experience in appraising office properties in the Tampa Bay area; or, alternatively, and provided the inaccuracy materially reduces the usefulness of the Property to Buyer, but in no event shall such reduction of the Purchase Price under this Section 9.4(i) exceed One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) in the aggregate, or (ii) Buyer shall have the right to terminate this Agreement and the Sale Development Agreement by delivery of written notice to Seller and seek reimbursement from Seller of Buyer's reasonable actual out-of-pocket expenses incurred in connection with the Transaction up to a maximum amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), prior to the date of such termination. Notwithstanding the foregoing, the above limitations of damages shall not be applicable to any contribution rights under state or federally mandated environmental remediation.

                  9.5 REMEDIES AFTER CLOSING. If it is determined at any time after Closing and prior to expiration of the Survival Period that any of the foregoing representations and warranties of Seller or Developer were not accurate in any material respect either as of the date made or as of the Closing Date (or as reaffirmed at Closing), then, provided that Buyer has delivered written notice to Seller or Developer of such inaccuracy prior to the expiration of the Survival Period, unless Seller or Developer cures such inaccuracy to Buyer's reasonable satisfaction (by paying money and, as applicable, performing any act or acts necessary to do so) on or before thirty (30) days after such written notice from Buyer of such inaccuracy (or provided Seller or Developer have commenced such cure and are diligently prosecuting the same to completion, such additional to as is reasonably necessary to complete such cure, not to exceed ninety (90) days), Seller and Developer shall be liable to Buyer with respect to such inaccuracy in such representations and warranties to the extent the same has a material adverse impact on the value, ownership, or use of the Property, and Buyer shall be entitled to seek a claim for Buyer's actual damages (including without limitation, any increased costs in financing the purchase of the Property), but otherwise excluding consequential damages, incurred on account of such inaccuracy, not to exceed the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) in the aggregate. Notwithstanding the foregoing, the above limitation of damages shall not be applicable to any contribution rights under state or federally mandated environmental remediation.

                  9.6 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer, as of the date of the execution of this Agreement by Buyer, represents and warrants to Seller as follows, and as a condition precedent to Seller's obligation to sell the Property to Buyer at Closing under this Agreement, the following representations of Buyer shall be true and correct in all material respects as of the Closing Date:

                           A. ORGANIZATION, POWER AND AUTHORITY. Buyer is a corporation and is duly organized and validly existing and in good standing under the laws of Delaware, and has the power and authority to enter into and perform its obligations under this Agreement. Buyer has the full power and authority to enter into this Agreement and the execution and delivery of this Agreement by Buyer (i) has been duly and validly authorized by all necessary action on the part of Buyer, and
         (ii) to the knowledge of the officer of Buyer signing this Agreement, does not conflict with or result in a violation of Buyer's Articles of Incorporation or By-Laws or any judgment, order or decree of any court or arbiter in any proceeding to which Buyer is a party, and (iii) to the knowledge of the officer of Buyer signing this Agreement, does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Buyer is bound or to which it is a party.

                           B. NO BANKRUPTCY. Buyer has not (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (C) made an assignment for the benefit of creditors.

         10. SELLER'S AND DEVELOPER'S COVENANTS. Seller and Developer agree that between the date hereof and the Closing Date:

                  10.1 NO ALTERATION OF TITLE. Except as provided hereinafter, Seller shall not, so long as this Agreement remains in effect, permit further encumbrance of title to the Property after the date hereof without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Without limiting the foregoing, Seller shall permit the encumbrance of the Property, or any portion thereof or any interest therein, except as follows: Seller shall be permitted to make the following conveyances: (a) encumbrances in accordance with the Plans and Specifications of utility easements to utility companies, which utility easements shall serve only the Property, but provided that all such easements affecting the Property shall be submitted to Buyer for approval, which approval shall not be unreasonably withheld or delayed, prior to the execution thereof by Seller, accompanied by a survey showing the location thereof; (b) a deed of trust or mortgage and security agreement to secure the Construction Loan from Construction Lender to Developer or Seller (and any amendments, modifications, or renewals thereof), which indebtedness shall in no event exceed the Purchase Price Limit; (c) any claim of lien, notice of commencement or judgment provided Seller causes such encumbrance to be terminated or bonded off prior to Closing; or (d) any amendment to the restrictions, covenants and conditions described in
Item 9, Schedule B, Section 2 of the Title Commitment appointing a successor developer or clarifying the legal description of an existing easement not encumbering the Property.

                  10.2 NO ALTERATION OF SITE CONDITIONS. Seller covenants that, other than as expressly contemplated under the Lease Development Agreement, the Sale Development Agreement and this Agreement, Seller will not permit any material adverse change to the condition at the Project site including, but not limited to, environmental conditions.

                  10.3 COMPLIANCE WITH LAWS, LEASES, CONTRACTS. Seller shall comply in all material aspects with, make all payments required to be paid under, and suffer no default under: (i) all laws, ordinances, regulations and orders relating to the Property, and (ii) all Record Exceptions.

                  10.4 REPRESENTATIONS AND WARRANTIES. Seller and Developer shall not take any action which could make any of the representations and warranties of Seller or Developer under this Agreement untrue or inaccurate in any material respect or fail to take any action necessary to prevent any of the representations and warranties of Seller or Developer from becoming untrue or inaccurate in any material respect. Seller or Developer, as applicable, shall notify Buyer promptly in writing if prior to the Closing Date such person has knowledge of (within the definition of "SELLER'S OR DEVELOPER'S KNOWLEDGE") any fact, transaction, event or occurrence which could make any of the representations and warranties of Seller or Developer under this Agreement not true and correct (without regard to any knowledge qualification set forth with respect thereto) in all material respects.

                  10.5 PERSONAL PROPERTY. Seller and Developer shall not remove any of the Property, including Personal Property, from the Real Property or the Improvements nor use any of the Personal Property prior to the Closing Date except such use thereof as is normal and customary in the operation and maintenance of the Property. Seller and Developer covenants that items of Personal Property which consist of inventory and maintenance items shall be maintained at the customary level for Class A operations and will be available and conveyed to Buyer on the Closing Date.

                  10.6 PERMITS AND ZONING. Developer shall use its commercially reasonable efforts to preserve in force all existing Permits and to renew all Permits expiring prior to the Closing Date on terms reasonably acceptable to Buyer. If any such Permit shall be suspended or revoked, Developer shall promptly notify Buyer and shall diligently take all measures reasonably necessary to cause the reinstatement of such Permit without any additional limitation or condition. Developer shall not seek or allow any amendment to any Permit which would alter the existing permissible uses of the Property or any part thereof. Without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion reasonably exercised, Seller and Developer shall not apply for, consent to, promote or acquiesce in any modification of any zoning restrictions or other restrictions or regulations of governmental or quasi-governmental authorities with respect to the Property.

         11. NOTICES. All notices, consents, approvals and other communications which may be or are required to be given by either Seller, Developer or Buyer under this Agreement shall be given in the manner provided in the Sale Development Agreement.

         12.      CASUALTY AND CONDEMNATION.

                  12.1 CASUALTY. In the event that prior to the Closing Date any portion of the Improvements is damaged or destroyed by fire or other casualty, then Seller shall immediately deliver written notice to Buyer of such casualty (hereinafter referred to as "SELLER'S CASUALTY NOTICE") and the following provisions shall apply with respect to such casualty:

                           A.       MAJOR CASUALTY. If such damage or
         destruction results in a casualty loss in an amount exceeding One Million and No/100 Dollars ($1,000,000) (the "DAMAGE LIMIT"), then, Buyer shall have the right to terminate this Agreement and the Sale Development Agreement unless prior to Closing the damaged or destroyed improvements have been restored or replaced in a manner that meets or exceeds the original Plans and Specifications and is otherwise in full compliance with this Agreement or, at Buyer's option, Buyer and Seller shall use good faith efforts to enter into contractual arrangements for such restoration or replacement. Any such termination shall be effected by written notice to Seller received within ten (10) days after Buyer has received Seller's Casualty Notice, in which event thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. In the event that this Agreement and the Sale Development Agreement are not terminated pursuant to this Subparagraph A, Developer shall use due diligence and good faith to repair such damage and complete construction of the Improvements as quickly as possible.

                           B.       MINOR CASUALTY. If such damage or
         destruction results in a casualty loss in an amount not exceeding the Damage Limit, (i) Buyer shall have no right to terminate this Agreement or the Sale Development Agreement on account thereof, and (ii) Developer shall use due diligence and good faith to repair such damage and complete construction of the Improvements as quickly as possible.

                  12.2 CONDEMNATION. In the event that prior to the Closing Date there shall be commenced or instituted against the Property any Condemnation Proceeding, Seller shall immediately give written notice (hereinafter referred to as "SELLER'S CONDEMNATION NOTICE") of such Condemnation Proceeding to Buyer, and:

                           A. MAJOR CONDEMNATION. In the event that such Condemnation Proceeding would result in the taking of any portion of any Improvement (other than taking of paving or curbing, so long as such taking of paving or curbing does not limit access to the Property), or any other taking which materially affects the Property in Buyer's reasonable opinion, or any portion of the Property worth in excess of Five Hundred Thousand and No/100 Dollars ($500,000), then Buyer shall have the right to terminate this Agreement and the Sale Development Agreement by written notice to Seller and Developer received within ten (10) days after the receipt of Seller's Condemnation Notice, in which event thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. In the event that Buyer shall not elect to terminate this Agreement and the Sale Development Agreement pursuant to this Subparagraph A: (i) the conveyance of the Property shall be less such portion of the Property so taken (or shall be subject to, as applicable) said Condemnation Proceeding without adjustment of the Purchase Price, (ii) Seller shall assign or pay to Buyer at Closing all of such person's right, title and interest, if any, in any award payable on account of such Condemnation Proceeding or pay to Buyer all such awards previously paid, and (iii) neither Seller nor Developer shall be obligated to repair or restore the damage to the Property arising on account of said Condemnation Proceeding.

                           B. MINOR CONDEMNATION. In the event that such Condemnation Proceeding would not involve the taking of any portion of any Improvement described in subparagraph A above: (i) Buyer shall have no right to terminate this Agreement and the Sale Development Agreement on account thereof, (ii) the conveyance of the Property shall be less such portion of the Property so taken (or shall be subject to, as applicable) said Condemnation Proceeding without adjustment of the Purchase Price, (iii) Seller shall assign to Buyer at Closing all of Seller's right, title and interest, if any, in any award payable, and pay to Buyer all such awards previously paid, on account of such Condemnation Proceeding, and (iv) neither Seller nor Developer shall be obligated to repair or restore the damage to the Property arising on account of said Condemnation Proceeding.

         13. ADVISORS. Each party represents to the other that such party has not incurred any obligation to any broker or real estate agent with respect to the purchase or sale of the Property except for the Advisor defined above and Echelon Real Estate Services, Inc. ("ERES"), which obligation has been incurred by [SELLER] pursuant to a separate agreement with the Advisor and ERES executed in connection with the sale/lease of the Property. Seller shall, upon the Closing of this Transaction and receipt by Seller of the Purchase Price, pay to Advisor and ERES the appropriate sales commission pursuant to the terms of the brokerage agreement with Advisor and ERES. Except for Advisor and such commission payable as set forth above, Seller, Developer, and Buyer each hereby
(a) represent and warrant to the other that it has not employed, retained or consulted any broker, agent, or finder in carrying on a negotiation in connection with this Agreement or the Transaction, and (b) indemnify and agree to hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees actually incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party on account of any brokerage fee, commission or other compensation arising by reason of the indemnitor's breach of this representation and warranty. Advisor is being paid a real estate brokerage commission pursuant to a separate agreement between Seller and Advisor. This Paragraph shall survive the Closing or any termination of this Agreement.

         14. INDEMNITY. Each of Seller and Developer shall and does protect, defend, indemnify and save Buyer harmless for, from and against all Loss imposed upon or asserted against Buyer by reason of: (a) any claim by a third party against Buyer arising out of any activity, construction, development, occupancy, use or non-use of the Property arising or occurring before the Closing (other than any activity, construction, development, occupancy, and use of the Property by Buyer or buyer's agents, employees or contractors) or in any way related to or arising out of any act, omission, contract or commitment of Seller or Developer, or its agents, employees or contractors, at any time before or after the Closing; (b) any accident, injury to or death of person (including workmen) or loss or damage to property occurring on or about the Property arising or accruing before the Closing, unless due to the negligence or willful acts of Buyer or Buyer's agents, employees or contractors; and (c) subject to the limitations on remedies in favor of Buyer as may be specified in this Agreement, any loss or damage to Buyer resulting from any material breach or default by Seller or Developer of any obligation or covenant of Seller under this Agreement or under any document, instrument or agreement delivered pursuant to this Agreement. In the event Buyer shall be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Seller and Developer, at such parties' own expense, shall defend or cause to be defended such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by such parties or its insurer and reasonably approved by Buyer. If any such action, suit or proceedings should result in final judgment against Buyer, Seller, and Developer shall promptly satisfy and discharge such judgment or cause such judgment to be promptly satisfied and discharged. The obligations of Seller and Developer under subsection (a) of this Paragraph shall survive the Closing, and the obligations of Seller and Developer under subsections (a) and (c) shall survive the Closing for a period of one (1) year provided any claim under those subsections are asserted against Seller or Developer within such one (1) year period.

                           A. ENVIRONMENTAL INDEMNIFICATION. In addition to other obligations hereunder, each of Seller and Developer agrees to indemnify Buyer and its lender, consultants, officers, and employees, successors and assigns from and against all demands, claims, civil or criminal actions or causes of action, liens, assessments, penalties, or fines, losses, damages, liabilities, or obligations, costs, disbursements, expenses or fees of any nature (including without limitation clean up costs, attorneys fees, paralegal fees, consultant fees or expert fees and disbursements and costs of litigation at trial and appellate levels) which may at any time be imposed upon, incurred by, asserted or awarded against Buyer directly or indirectly related to or resulting from all conditions (including those caused during construction) which existed at the Property site prior to the date on which the Buyer occupies the completed Improvements on the site. This environmental indemnification shall be in full force and effect until one (1) year after Substantial Completion of the entire Project. Seller and Developer shall provide a separately executed document evidencing its agreement to this environmental indemnification.

                           B. MECHANIC'S LIENS. Each of Seller and Developer agrees to indemnify and to hold Buyer harmless from and against all loss, claims, resulting from, in whole or in part failure to comply with requirements of Fla. Statute ss.713.23 including but not limited to Notice of Commencement and

         Bond. After closing, each of Seller and Developer shall and does protect, defend and indemnify and hold Buyer harmless for, from and against all loss, claims, liens, causes of actions, proceedings, liabilities, fees (including attorneys fees), judgment, executions, claims and demands of whatever nature from the Base Building Contractor or the Tenant Improvement Contractor or their subcontractors, sub-subcontractors or anyone claiming through, or as a result of, a contract or agreement with the Base Building Contractor or the Tenant Improvement Contractor for the performance of work or furnishing of services, materials or equipment of any kind for the project.

         15.      DEFAULT.

                  15.1 BUYER DEFAULT. In the event that Buyer defaults in the observance or performance of its covenants and obligations hereunder, and such default continues for ten (10) consecutive days after the date of receipt of written notice from Seller demanding cure of such default, or such longer period as may be reasonably required to effect a cure (but in no event to exceed a total of ninety (90) days), Seller shall be entitled, as its sole remedy, if Seller has theretofore complied with Seller's obligations under this Agreement, to terminate this Agreement and the Sale Development Agreement by written notice to Buyer of such termination. Seller's agreement to limit its remedy for Buyer's default to termination of this Agreement is a material inducement to Buyer's execution of this Agreement. Seller and Developer hereby waive, relinquish and release any and all other rights and remedies for Buyer's default under this Agreement, including, but not limited to: (1) any right to sue Buyer for damages, or (2) any other right or remedy which Seller or Developer may otherwise have against Buyer, either at law, or equity or otherwise. [

                  15.2 SELLER OR DEVELOPER DEFAULT. In the event that Seller or Developer defaults in the observance or performance of a material covenant or material obligation hereunder and the liability of such party for failing to observe such covenant or obligation is not addressed or otherwise governed by the terms of the Sale Development Agreement or by the terms of Sections 6 and 9 of this Agreement, and furthermore, such default continues for six (6) consecutive calendar days after the date of receipt of written notice from Buyer demanding cure of such default, or such longer period as may be reasonably required to effect a cure (but in no event to exceed a total of ninety (90) days), Buyer shall be entitled either, at Buyer's option, (i) if Buyer has theretofore complied with Buyer's obligations under this Agreement, to sue Seller or Developer, as appropriate, for specific performance of this Agreement, or (ii) to terminate this Agreement and the Sale Development Agreement (except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement) by the delivery to Seller and Developer of notice of such termination, which termination shall be effective the fifth (5th) consecutive calendar day after the date of receipt of such notice unless such default is earlier cured. In the event that Buyer has elected to terminate this Agreement and the Sale Development Agreement, Buyer shall be entitled to pursue a claim against Seller and Developer for Buyer's actual damages (including without limitation, the increase in aggregate costs incurred by Buyer under the Lease compared to Buyer's aggregate costs under this Agreement) incurred as a result of such default, but otherwise excluding consequential damages, not to exceed One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). The foregoing shall be Buyer's sole remedies in the event of Seller's or Developer's default under this Agreement, except as may be provided in Section 16.1 hereof, and Seller and Developer shall not have any further liability to Buyer for liquidated or actual damages or otherwise. The parties acknowledge that the Property is unique because of its location and because the Improvements have been custom designed for Buyer. Seller's and Developer's failure to perform under this Agreement, including but not limited to the conveyance of the Property to Buyer, would cause Buyer to suffer irreparable harm, and such failure could not be remedied by the payment of monetary damages. The parties accordingly agree that Buyer shall be entitled to the remedy of specific performance for nonperformance of this Agreement by Seller or Developer. Seller and Developer waive any right they might otherwise have to object to the remedy of specific performance, and agree that they will not assert that specific performance is not an available remedy.

         16.      GENERAL PROVISIONS.

                  16.1 TERMINATION If this Agreement is terminated or the Property is otherwise not conveyed to Buyer under any circumstances, except where Seller and Developer have complied with all of their obligations under this Agreement and Buyer has defaulted under this Agreement, Seller shall pay to Buyer the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) on or before the commencement date of the Lease (or on the due date of the next due rental payment if the Lease has previously commenced). Seller's agreement to pay such amount is a material inducement to Buyer's execution of this Agreement.

                  16.2 EXECUTION NECESSARY. This Agreement shall not be binding upon Seller and Developer until fully executed and delivered by proper officials of Seller and Developer, and no action taken by Seller's or Developer's corporate executives shall be deemed an acceptance of this Agreement until this Agreement has been so executed by Seller and Developer and delivered to Buyer.

                  16.3 COUNTERPARTS. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all of the parties to this Agreement.

                  16.4 SUCCESSORS AND ASSIGNS. Seller and Developer hereby agree that Buyer may freely and unilaterally assign in its sole discretion, without the need for cause to be given and without prior notice to or consent of the Seller or Developer or any surety required, Buyer's duties, rights and interests under this Agreement to any Buyer-affiliated entity or to an owner-trustee pursuant to a synthetic lease financing entered into by Buyer or its Affiliate for the Property. Neither the Seller's or Developer's obligations hereunder nor the Seller's or Developer's right to receive payments under this Agreement nor any other interest, right or duty of such party under this Agreement may be assigned without the prior written consent of Buyer, which consent may not be unreasonably withheld for any reason. Notwithstanding the foregoing, in connection with the sale, transfer, assignment, conveyance or other disposition of all or substantially all of the real property assets of Developer or any of its subsidiaries (the "RE Assets"), Developer may assign, with notice to Buyer but without Buyer's consent, its interest and obligations under this Agreement, the Sale Development Agreement, and the Lease Development Agreement, and may delegate or cause the assumption of its obligations and responsibilities thereunder to the entity (the "Assignee") that acquires (directly or indirectly through wholly-owned entities) the RE Assets, provided that: (i) Assignee, at the time of such assignment or transfer, on a consolidated basis with its wholly-owned entities, has (a) a total asset value of at least $200,000,000.00 and (b) a net worth of at least $50,000,000.00; (ii)
W. Michael Doramus or Darryl A. LeClair are senior or executive management personnel of Assignee at the time of such assignment or transfer; and (iii) such Assignee assumes all of Seller's and Developer's obligations and responsibilities under this Agreement, the Sale Development Agreement, and the Lease Development Agreement. Upon such assignment or transfer, Seller and Developer will be released from their respective liabilities under this Agreement and the Sale Development Agreement. Developer may also delegate its obligations under the Sale Development Agreement and the Lease Development Agreement to a wholly-owned subsidiary of Developer or Assignee, but shall not be released from liability thereunder due solely to such delegation. Seller may assign its interest under this Agreement to Assignee or any wholly-owned subsidiary of Assignee. Transfer of any membership interest in Seller shall not violate this Section. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Seller expressly acknowledges that, at Closing, Buyer may direct Seller to transfer the Property to a synthetic lease owner-trustee, in which event Seller acknowledges that the owner-trustee shall have no liability under this Agreement.

                  16.5 ENTIRE AGREEMENT. This Agreement and the Sale Development Agreement and all the exhibits referenced herein and annexed hereto and thereto contain the entire agreement of the parties hereto with respect to the matters contained therein, and no prior agreement or understanding pertaining to any of the matters connected with this Transaction shall be effective for any purpose. Except as may be otherwise provided herein, the agreements embodied herein may not be amended except by an agreement in writing signed by the parties hereto.

                  16.6 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date.

                  16.7 GOVERNING LAW. This Agreement shall be governed by the laws of the state in which the Land is located.

                  16.8 SURVIVAL. All covenants, agreements, indemnities, representations and warranties contained herein shall survive the Closing Date for one (1) year and no longer (provided claims are asserted against Seller or Developer within such one (1) year period), except for those covenants and agreements which are actually performed at Closing and except as may be otherwise specifically provided in this Agreement.

                  16.9 FURTHER ASSURANCES. Each party agrees to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of the within Agreement. This covenant shall survive the Closing.

                  16.10 EXCLUSIVE APPLICATION. Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than Buyer and Seller hereto any right, remedy or claim under or by reason of this Agreement. All terms and conditions of this Agreement shall be for the sole and exclusive benefit of the parties hereto and may not be assigned.

                  16.11 PARTIAL INVALIDITY. If all or any portion of any of the provisions of this Agreement shall be declared invalid by laws applicable thereto, then the performance of said offending provision shall be excused by the parties hereto; provided, however, that, if the performance of such excused provision materially affects any material aspect of this Transaction and if either party does not upon demand from the other enter into a modification or separate agreement which sets forth in valid fashion the covenants of such offending provision, then the party hereto for whose benefit such excused provision was inserted in this Agreement shall have the right, exercisable by written notice given to the other party within ten (10) days after such provision is so declared invalid, to terminate this Agreement; thereupon this Agreement shall be null and void.

                  16.12 INTERPRETATION. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such party is used in the singular in this Agreement. If any time period under this Agreement ends on a day other than a Business Day, then the time period shall be extended until the next Business Day. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

                           A. DEFINED TERMS. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

                           B. PRONOUNS. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

                  16.13 WAIVER RIGHTS. Buyer reserves the right to waive, in whole or in part, any provision hereof which is for the benefit of Buyer. Each of Seller and Developer reserves the right to waive, in whole or in part, any provision hereof which is for the benefit of such party.

                  16.14 NO IMPLIED WAIVER. Unless otherwise expressly provided herein, no waiver by Seller or Buyer of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller, Developer, or Buyer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller, Developer, or Buyer of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

                  16.15 RIGHTS CUMULATIVE. All rights, powers, options or remedies afforded to Seller, Developer, or Buyer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein. Without limiting the generality of the foregoing, the provisions under this Agreement and under the Sale Development Agreement shall be cumulative, except in the case of irreconcilable inconsistency, in which case the provisions of the Development Agreement shall govern. So long as both this Agreement and the Lease remain in effect, the rights, powers, options or remedies afforded to Seller, Developer, or Buyer under this Agreement and under the Lease shall be cumulative, except that: (i) any damages (including liquidated damages) awarded to non-defaulting party under this Agreement shall offset and be credited against the non-defaulting party's claim for damages or liquidated damages for the same breach or default under the Lease, and (ii) any damages (including liquidated damages) awarded to non-defaulting party under the Lease shall offset and be credited against the non-defaulting party's claim for damages or liquidated damages for the same breach or default under this Agreement.

                  16.16 ATTORNEY'S FEES. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non-prevailing party in any action pursued in arbitration or in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including reasonable attorney's fees actually incurred, expended or incurred in connection therewith.

                  16.17 EXHIBITS AND SCHEDULES. All exhibits and schedules referred to in, and attached to, this Agreement are hereby incorporated herein in full by this reference.

                  16.18 CONFIDENTIALITY. Other than the Seller's and Developer's disclosure to its lenders and bonding companies of the existence of this Agreement and the value of the work-in-process and any other disclosures made to third parties prior to the date of this Agreement, none of the parties shall, without the prior written consent of the other parties, disclose or make available to any person, or use, directly or indirectly, except for the performance and implementation of the Project work, any confidential information in connection with the Project, including this Agreement and the work thereunder.

         As used herein, the term "confidential information" shall mean any information, written or oral, concerning the Project, relating to or consisting of processes, techniques, procedures, designs, drawings, plans, diagrams, specifications, computer programs, systems, know-how, trade secrets and other technical data, Project information, policies and contracts, including this Agreement.

         Buyer, Seller, and Developer each further agree that it shall not make any announcements or release any information or photographs concerning this Agreement, or the Project or any part thereof, to any member of the public or press or any official body, unless prior written consent is obtained from the other parties.

         Each party shall take all steps which may be necessary or appropriate in order that its respective officers, members, directors, agents, consultants and employees and all subcontractors and suppliers, adhere to the provisions of these conditions. Appropriate clauses to carry out the purpose and intent hereof shall be included in all subcontracts, purchase orders and contracts entered into by each party. Any material breach of this confidentiality provision shall be an event of default upon which the non-defaulting party, in its sole discretion, without notice and cure rights to Seller or Developer, may immediately terminate this Agreement. This "confidential information" provision shall survive termination of this Agreement.

                  16.19 FACSIMILE AS WRITING. The parties expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be "written" and a "writing" for all purposes of this Agreement, however, facsimiles may not be used to provide any notice for this Agreement.

                            [EXECUTION PAGE FOLLOWS]

         IN WITNESS WHEREOF, Buyer, Seller, and Developer have executed this Agreement under seal as of the day and year first above written.

                                          SELLER:

                                          200 CARILLON L.L.C.,
                                          a Delaware limited liability company

                                          By:
                                              Name:
                                              Title:


                                          DEVELOPER:

                                          ECHELON INTERNATIONAL CORPORATION,
                                          a Florida corporation

                                          By:
                                              Name:
                                              Title:


                                          BUYER:

                                          CATALINA MARKETING SALES
                                          CORPORATION, a Florida corporation


                                          By:
                                              Name:
                                              Title:

                      SCHEDULE 1.2: STANDARD DEFINED TERMS


                  (ATTACHED TO AND MADE A PART OF THAT CERTAIN
                   PURCHASE AND SALE AGREEMENT BY AND BETWEEN
                    ECHELON AT CARILLON TWO, INC., AS SELLER,
             ECHELON INTERNATIONAL CORPORATION, AS A DEVELOPER, AND
                    CATALINA MARKETING CORPORATION, AS BUYER,
                        DATED AS OF _____________, 1999)


         "AFFILIATE" shall mean: (a) as to Seller, (i) a corporation, partnership, limited liability company, individual or other entity owned (in whole or in part) or controlled by Seller or any of the officers, members or partners of Seller, or (ii) a corporation, partnership, limited liability company, individual or other entity owning or controlling, or under common ownership or control with, Seller, or any of the officers, members or partners of Seller, or otherwise affiliated with Seller or any of the officers, members or partners of Seller; (b) as to Echelon International, (i) a corporation, partnership, limited liability company, individual or other entity owned (in whole or in part) or controlled by Echelon International or any of the officers, members or partners of Echelon International, or (ii) a corporation, partnership, limited liability company, individual or other entity owning or controlling, or under common ownership or control with, Echelon International, or any of the officers, members or partners of Echelon International, or otherwise affiliated with Echelon International or any of the officers, members or partners of Echelon International; (c) as to Assignee, (i) a corporation, partnership, limited liability company, individual or other entity owned (in whole or in part) or controlled by Assignee or any of the officers, members or partners of Assignee, or (ii) a corporation, partnership, limited liability company, individual or other entity owning or controlling, or under common ownership or control with, Assignee, or any of the officers, members or partners of Assignee, or otherwise affiliated with Assignee or any of the officers, members or partners of Assignee; and (d) as to Buyer: (i) a corporation, partnership, limited liability company, individual or other entity owned (in whole or in part) or controlled by Buyer or any of the officers, members or partners of Buyer, or (ii) a corporation, partnership, limited liability company, individual or other entity owning or controlling, or under common ownership or control with, Buyer or any of the officers, members or partners of Buyer, or persons otherwise affiliated with Buyer or any of the officers, members or partners of Buyer.

         "AGREEMENT" shall mean this Purchase And Sale Agreement between Seller, Developer, and Buyer with respect to the Property.

         "BUSINESS DAY" shall mean Monday through Friday excluding holidays recognized by the state government of the State in which the Property is located.

         "BUILDING SYSTEMS" shall mean systems and facilities with respect to the Property, including, but not limited to, elevators, security systems, HVAC, utilities, telephone service (including any cellular or digital facilities), Internet access, and common area amenities.

         "BUYER" shall mean the buyer referenced in the first paragraph of this Agreement. This definition shall be subject to Buyer's right of assignment of this Agreement, and right to require that title to the Improvements pass to an Affiliate of Buyer or a financing owner-trustee at Closing.

         "CLAIM" has the meaning contained in Section 4.3 A hereof.

         "CLOSING" shall mean the consummation and closing of the Transaction.

         "CLOSING PRORATION TIME" shall mean (a) if the Purchase Price is received by Seller for investment credit (or by the closing agent, along with authorization from Buyer to release such proceeds) prior to 2:00 P.M. local Tampa, Florida time on the Closing Date, as of 11:59 P.M. local Tampa, Florida time on the day prior to the Closing Date, in which event the day of Closing shall belong to Buyer, and (b) if the Purchase Price is received by Seller (or by the closing agent as aforesaid) at or after 2:00 P.M. local Tampa, Florida time on the Closing Date, 11:59 P.M. local Tampa, Florida time on the Closing Date, in which event the day of Closing shall belong to Seller.

         "CONDEMNATION PROCEEDING" shall mean any proceeding in condemnation, eminent domain or any written request for a conveyance in lieu thereof, or any notice that such proceedings have been or will be commenced against any portion of the Property.

         "DESIGN AND CONSTRUCTION CONTRACTS" shall mean all contracts between Seller or Developer and any third party relative to the design, engineering, construction, operation and/or maintenance of the Improvements on the Real Property or related to the Personal Property, including, but not limited to the contracts between Developer and the members of the Design and Construction Team. "DESIGN AND CONSTRUCTION CONTRACTS" shall also include the contract between the Base Building Contractor and the Base Building Architect.

         "DESIGN AND CONSTRUCTION TEAM" means the Base Building Architect, the Base Building Contractor, and the Tenant Improvements Contractor (but shall exclude the Tenant Improvement Architect).

         "DEVELOPER" shall mean the entities referenced in the first paragraph of this Agreement. All obligations of Developer under this Agreement shall be joint and several.

         "ECHELON INTERNATIONAL" has the meaning contained in the first paragraph hereof.

         "EFFECTIVE DATE" shall mean the date on which the last to sign of Seller, Developer, and Buyer executes this Agreement.

         "ENVIRONMENTAL MATTER" shall mean any matter related in any manner whatsoever to (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage or other handling of any Hazardous Substance, (iii) the placement of structures or materials into waters of the United States, or (iv) the presence of any Hazardous Substance in any building, structure or workplace.

         "ENVIRONMENTAL LAWS" shall mean any applicable local, state or federal law with respect to the release of Hazardous Substances, the regulation of the discharge of solid, liquid or gaseous waste into the environment or the placement of structures or materials into the waters of the United States, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. ss.9601 et seq.; the Resource Conservation and Recovery Act, as amended ("RCRA") 42 USC ss.6901 et seq.; the Hazardous MaterialS Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq.; and any other applicable law or regulation.

         "ENVIRONMENTAL LITIGATION" shall mean any claims, actions, suits, proceedings or investigations related to Environmental Matters pending or threatened against Seller or any predecessors interest with respect to the ownership, use, condition, or operation of the Property in any court or before or by any federal, state or other governmental agency or private arbitration tribunal.

         "GATEWAY" has the meaning contained in the Recitals hereto.

         "HAZARDOUS SUBSTANCE" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable Environmental Law, together with (if not so defined by such Environmental Laws), petroleum, petroleum products, oil, PCBs and asbestos.

         "IMPROVEMENTS" shall mean the buildings, structures (surface and subsurface), interior tenant improvements and other improvements and fixtures now or hereafter situated on or attached to any parcel of the Land, which Improvements shall consist of a five (5) story office building with approximately 142,857 rentable square feet, constructed of a structured steel frame with an architectural pre-cast concrete exterior, with interior tenant improvements and surface and structural parking for approximately 670 automobiles (a ratio of approximately 4.7 spaces per 1,000 rentable square feet), together with other amenities and improvements, to be constructed and completed by Developer in accordance with the terms of this Agreement and the Sale Development Agreement.

         "LAND" shall mean that certain tract or parcel of land, more particularly described on EXHIBIT A.

         "LAND USE COMPLIANCE DOCUMENTS" has the meaning contained in Paragraph [8.6K].

         "LAND USE REQUIREMENTS" shall mean all deed restrictions, restrictive covenants, building codes, zoning restrictions and Environmental Laws, and any other law, ordinance, covenant, restriction or regulation affecting the Real Property or Improvements.

         "LEGAL REQUIREMENTS" has the meaning contained in Paragraph 4.2 A hereof.

         "LIEN" shall mean any mortgage, deed of trust, security deed, lien, judgment, pledge, conditional sales contract, security interest, past-due taxes, past-due assessments, contractor's lien, materialmen's lien, judgment or similar encumbrance against the Property of a monetary nature.

         "LIQUIDATED DAMAGE AMOUNT" shall have the meaning contained in Section
15.1 hereof.

         "LOSS" shall mean any and all direct or indirect demands, claims, payments, obligations, actions or causes of action, assessments, losses, liabilities, costs and expenses, including, without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, lost income and profits, and any legal or other expenses (including, without limitation, reasonable attorneys' fees and expenses) reasonably and actually incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability.

         "OTHER INTERESTS" shall mean any other interests of Seller or Developer in and to the Real Property and the Improvements or pertaining thereto, including, without limitation, all of the right, title and interest of the Seller or Developer in and to:

                  (i)      All Property Documents;

                  (ii) All entitlements of the Seller or Developer in and to any award made or to be made in lieu of any of the interests to be conveyed hereunder, including any award or payment made or to be made
         (a) for any taking in any Condemnation Proceeding of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, (b) for damage to the Property or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (c) for any taking in a Condemnation Proceeding of any part of the Property;

                  (iii) Any name or trade name by which the Improvements or the Real Property or any part thereof may be known, if any, including, but not limited to the Project Name and all other fictitious names used on the date hereof in connection with the ownership and operation of the Property and all registrations for such names, but expressly excluding any rights to the use of the names "Echelon" or "Carillon" or the business or corporate name of Assignee;

                  (iv) The right to the use of any telephone number located under the Project Name and the right to list telephone numbers under the Project Name;

                  (v) The Base Building Design Documents and the copyrights therein; and

                  (vi)     All permits.

         "PERMITS" shall mean all licenses, certificates (including certificates of occupancy), consents, variances, waivers, authorizations, permits and similar approvals required for the construction, ownership, operation or occupancy of the Property by Buyer and issued by governmental authorities having jurisdiction over the Property or by private parties or associations pursuant to any of the Permitted Title Exceptions or otherwise in connection with any Land Use Requirement.

         "PERMITTED TITLE EXCEPTIONS" shall mean the following:

                  (a) All real estate taxes not yet due and payable as of the Closing Date. Seller shall pay any special assessments (to the extent payable in installments and due prior to Closing) in full prior to Closing;

                  (b) Any existing utility easements serving only the Real Property and no other land;

                  (c) The state of facts disclosed by the Survey updated August 19, 1999, prepared by Polaris Associates, Inc., Job No. 001-2365, previously delivered to Buyer by Seller or Developer and disclosed by a current Survey of the Land obtained by Buyer, provided such state of facts does not, in Buyer's reasonable judgment, materially interfere with (i) the current use, or the use contemplated by Buyer as disclosed to Seller, of any portion of the Land or the Improvements, (ii) the performance of any covenant, obligation, representation or warranty of the owner of the Property under any Permitted Title Exceptions, (iii) the maintenance and operation of the Improvements or the continued use thereof for the same purposes as presently used, (d) the meeting of the normal requirements of a mortgage lender, or (e) Buyer's obtaining title insurance (including insurance of marketability) satisfactory to Buyer; and

                  (d) All matters of record as reflected in the Title Commitment, and any other matters approved as Permitted Title Exceptions in writing by Buyer prior to Closing or deemed approved as Permitted Title Exceptions pursuant to this Agreement.

         "PERSONAL PROPERTY" shall mean all personal property owned by Seller or Developer but only if used or usable in connection with any present or future occupation or operation of all or any part of the Real Property or the Improvements or both, together with (to the extent not constituting a portion of the Real Property) all fixtures, furniture, furnishings, carpeting, draperies, fittings, equipment, machinery, apparatus, building materials, appliances and articles, whether located on or off the Real Property and used or usable in connection with any present or future occupation or operation of all or any part of the Real Property or the Improvements or both, including, without limitation, all elevators, escalators, boilers, furnaces, heating, ventilating and air-conditioning systems, office furnishings and equipment, building drawings, plans and specifications, building materials and wall partitions, sprinkler and well systems, sewerage systems, electrical equipment, fire prevention and extinguishing apparatus, engineering, maintenance and supplies and materials, fuel and other supplies of all kinds whether used, unused or in stock for future use in connection with the maintenance and operation of the Property, which are on hand on the date hereof, subject to such depletion and including such resupplying as shall occur and be made in the normal course of business.

         "PLANS AND SPECIFICATIONS" shall mean the final plans and specifications for construction of the Improvements, as prepared by the Base Building Architect and the Tenant Improvements Architect, and all amendments and supplements thereto, including site plans, elevation renderings and landscaping plans, including full architectural and engineering review.

         "PROJECT" means the Improvements or the design, construction, and completion thereof, as appropriate for the context in which such term is used.

         "PROPERTY" shall mean the Real Property, the Improvements, the Personal Property and the Other Interests.

         "PROPERTY DOCUMENTS" has the meaning contained in Paragraph [9.1G] hereof.

         "REAL PROPERTY" shall mean the Land, including, without limitation, (a) any and all buildings located on the Land and all other Improvements, (b) all easements appurtenant to the Land and other easements, grants of right, licenses, privileges or other agreements for the benefit of, belonging to or appurtenant to the Land whether or not situate upon the Land, all whether or not specifically referenced on EXHIBIT A, (c) all mineral, oil and gas rights, riparian rights, water rights, sewer rights and other utility rights allocated to the Land, (d) all right, title and interest of the owner of the Land in and to any roads, streets and ways, public or private, open or proposed, in front of or adjoining all or any part of the Land and serving the Land, (e) all rights to development of the Land granted by governmental entities having jurisdiction over the Land, subject to the restrictions on development as provided on the Deed.

         "SELLER" shall mean the seller referenced in the first paragraph of this Agreement.

         "SELLER'S OR DEVELOPER'S KNOWLEDGE" shall mean (i) the actual knowledge of the following individuals: Julio Maggi and Daryl LeClair (the "KNOWLEDGEABLE PARTIES"), (ii) any written notice with respect to an item or condition delivered to a Knowledgeable Party (but not including such notices delivered to the predecessors of such Knowledgeable Parties in their respective positions with Seller or Developer or any notices delivered to the Knowledgeable Parties as a transfer of files and other data upon their assumption of responsibility with respect to the Property), or (iii) any oral communication by any third party with a Knowledgeable Party.

         "SURVEY" shall mean a current as-built plat of survey of the Land prepared for and certified by Polaris, Inc. or other registered land surveyor licensed as such in the state in which the Property is located. The Survey (a) shall be prepared for and certified by a registered land surveyor licensed as such in the State in which the Property is located, (b) sufficiently current so as to permit deletion of the standard survey exception on the Title Policy, (c) shall be coordinated with Buyer's title examination (and shall show the location of all easements and other encumbrances referenced therein), and (d) shall comply with the Florida Minimum Technical Standards. The Survey shall show the following items, whether covered by the foregoing minimum detail requirements or not:

                  (i) All courses and distances referred to in the description of the Land.

                  (ii) The location of all Improvements on the Land with the dimensions thereof. If deed restrictions, recorded plats or zoning ordinances require a building to be set back specified distances from street or property lines, the Survey must show measured distances from said building to said lines. The Survey must contain a certification from the Surveyor that the

         Improvements and any other items on the Land do not encroach over any boundary line of the Land, any set-back or buffer line or any easement boundary; any exceptions to this certification must be set forth in the certification and are subject to Buyer's approval in Buyer's sole discretion.

                  (iii) Location of all record exceptions and any other visible easements, rights-of-way, water courses, drains, sewers, encroachments, driveways or roads which serve the Land and to which the Land is subject (excluding any easements not located on the Property which are uniform to and run throughout all of plat of Carillon Park), including references to the recording data of the instruments creating such easements, rights-of-way, drains, sewers, courses, driveways or roads, if such instruments are recorded.

                  (iv) The names and widths of the rights-of-way of streets adjacent to or serving the Land with the distance from the nearest corner to the beginning point of the Land surveyed; the extent and location of any limitation of access or development, together with a reference to the instrument limiting such access, and the extent and location of any permitted access points within any limited access area, together with a reference to the permit or other instrument permitting such access.

                  (v)      The total acreage or square foot area of the Land.

                  (vii) The boundary lines of each portion of the Land encumbered by any recorded lease, if applicable.

                  (viii) Interior lines and facts sufficient to insure full contiguity of each parcel if the Land is composed of more than one parcel, together with the surveyor's certification of such contiguity.

                  (ix) The surveyor shall note the applicable flood zone classification in the surveyor's certification.

                  (ix) The political subdivision and county in which the Land is located and such other notations as will accurately describe and depict the location of the Land surveyed.

The Survey and the surveyor's certifications should be addressed to Buyer, Seller and the Title Company. The Survey must be dated as of the date the Survey was made on the ground, signed and sealed by the surveyor and certified (or re-certified) by the surveyor that the Survey was actually made on the ground and is correct.

         "TITLE COMMITMENT" shall mean the commitment of the Title Company to issue the Title Policy.

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

         "TITLE POLICY" shall mean the full coverage, revised ALTA 1992 form title policy with Florida modifications issued by the Title Company in the amount of the Purchase Price, and containing, unless prohibited by applicable statutes or regulations, the following endorsements: (a) "same land as survey" (Survey legal matches title legal); and (b) such other endorsements as are reasonably required by Buyer. The Title Policy shall insure as separate insured parcels any easement rights running to the benefit of the Property, including, without limitation, easements for storm and sewer lines, storm drainage and detention, and other utilities which are required in connection with the operation of the Property.

         "TRANSACTION" shall mean the purchase and sale transaction contemplated by this Agreement.

         "UCC SEARCHES" shall mean Uniform Commercial Code and other relevant searches from the State and County in which the Land is located, and in which the Seller or Developer maintains its chief executive office or its principal business office, which shall show that there exist no UCC financing statements or other Liens against Seller or Developer or with respect to the Property, except the Permitted Title Exceptions.

         "WARRANTIES" shall mean each and every now existing and outstanding bond and warranty concerning the Real Property, the Improvements located thereon or the Personal Property, including, but not limited to, any and all bonds and warranties, if any, now or hereafter in effect, arising out of, made, given or issued, whether express or implied, in conjunction with any construction contracts and any other contracts between Seller or Developer (or any predecessors in title thereto) and any third party relative to the construction, operation and/or maintenance of the Improvements on the Real Property or related to the Personal Property, or otherwise arising out of, made, given or issued by any such third party under each of the construction contracts (or by a subcontractor performing any of the work which inures to the benefit of Seller or Developer), all in conjunction with the construction, operation and/or maintenance of the Improvements made pursuant to the construction contracts, or arising out of, made, given or issued, by manufacturers or suppliers, in conjunction with the Improvements or the Personal Property, together with all claims in contract or quasi-contract and any similar chose-in-action arising out of or resulting therefrom; the Warranties shall include, without limitation, any roofing, air conditioning, heating, elevator or other bond or warranty relating to construction of the Improvements, subject to any applicable express limitations contained in each such bond or warranty.

         "WARRANTY ESTOPPEL" has the meaning contained in Paragraph [8.6D].




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